Exhibit 99.7

BRAG HOUSE

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://www.fcrvote.com/TBHSM
Have your proxy card available when you access the above website.
Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-402-3905
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

NAME & ADDRESS HERE

As a stockholder of Brag House Holdings, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. ET on March 15, 2026.

▽ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▽

BRAG HOUSE HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS
MARCH 16, 2026 AT 2:00 p.m. ET

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF BRAG HOUSE HOLDINGS, INC.

The undersigned, revoking all prior proxies heretofore given, hereby appoints Lavell Juan Malloy, II and Daniel Leibovich, and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Brag House Holdings, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Special Meeting of Stockholders scheduled to be held on March 16, 2026 at 2:00 p.m. ET, including at any adjournments, postponements, or continuations thereof, with all powers that the undersigned would possess if personally present.

If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

NAME & ADDRESS HERE

BARCODE HERE

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature ______________________________

Date ______________________________

Title______________________________

Signature (Joint Owners) ______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on March 16, 2026 at 2:00 p.m. ET:

The Proxy Statement is available at:
https://web.viewproxy.com/tbh/2026SM

▽PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▽

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR Items 1, 2, 3, 4, 5, 6, 7 and 8.

1. To approve and adopt the Merger Agreement, dated as of October 12, 2025, as amended pursuant to Amendment No. 1 thereto dated as of November 26, 2025 and amendment No. 2 thereto dated as of February 2, 2026 (as may be amended and/or amended and restated,), by and among Brag House, Brag House Merger Sub, Inc. ("Merger Sub"), and House of Doge Inc., pursuant to which, among other things, Merger Sub will merge with and into House of Doge, with House of Doge surviving the merger as a wholly owned subsidiary of Brag House (the "Merger"), and approve the transactions contemplated by the Merger Agreement.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

2. To approve an amendment to Brag House's certificate of incorporation to increase the number of shares of common stock that Brag House is authorized to issue from 250,000,000 to 2,000,000,000.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

3. To approve an amendment to Brag House's certificate of incorporation to effect a reverse stock split of Brag House's issued and outstanding common stock at a ratio determined by the Brag House board of directors, of one new share of Brag House common stock for every five to 50 shares (or any number in between) of outstanding Brag House common stock.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

4. **ELECTION OF DIRECTORS:**	**FOR**	**WITHHOLD**	**WITHHOLD ALL** ☐
(1) Michael Galloro	☐	☐	
(2) Stephen Ilott	☐	☐	
(3) Sarosh Mistry	☐	☐	
(4) Doug Wall	☐	☐	
(5) Duncan Moir	☐	☐	
(6) Timothy Stebbing	☐	☐	

5. To approve, pursuant to the rules of the Nasdaq Stock Market LLC, the issuance of shares of Brag House common stock in connection with the Merger, including the shares of Brag House common stock issuable upon conversion of the shares of Brag House Series C Preferred Stock and 9,000,000 shares of Brag House common stock to be issued to two of Brag House's executive officers.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

6. To approve an amendment to Brag House Holdings, Inc. Amended and Restated 2024 Omnibus Incentive Plan to increase the number of shares of common stock available for issuance thereunder to 100,000,000, subject to annual increases.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

7. To approve, for purposes of complying with the applicable listing rules of Nasdaq, the issuance or potential issuance of more than 20% of the issued and outstanding shares of Brag House common stock, or 3,957,838 shares (the "Exchange Cap"), to YA II PN, LTD. ("Yorkville"), pursuant to (i) an equity purchase agreement by and among Brag House, House of Doge, and Yorkville dated December 4, 2025, in which Brag House has the right, but not the obligation, to sell to Yorkville, and Yorkville is obligated to purchase, up to the lesser of (x) $100,000,000 in aggregate gross purchase price of newly issued shares of Brag House common stock and (y) the Exchange Cap, provided that the Exchange Cap shall not apply to any shares sold to Yorkville at or above $0.86, and (ii) a convertible promissory note issued jointly and severally by Brag House and House of Doge to Yorkville on December 4, 2025 in the aggregate original principal amount of up to $11,000,000.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

8. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the proxies held at the time of the special meeting, (i) a quorum has not been obtained or (ii) there are not sufficient votes to approve any of proposals 1-6 set forth above.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐